Exhibit 99.1

FOR IMMEDIATE RELEASE

SINOCOKING PROVIDES BUSINESS UPDATE

PINGDINGSHAN, China – December 23, 2011 - SinoCoking Coal and Coke Chemical Industries, Inc. (NASDAQ: SCOK) (the "Company" or "SinoCoking"), a vertically-integrated coal and coke processor, today provided a business update relating to the construction of its new coking facility and coal mine production.

Coking Facility Update
As previously announced, the Company had already completed the construction of the shallow foundation, an underground workshop, the coke oven and chimney rack for its new coking facility. More recently, the Company completed the construction of the coking ovens and coking chambers, which are the heart of the facility, although at a slower pace than anticipated.  Severe rain during the months of September to November required the building of rain- and wind-proof sheds or canopies, which then enabled the Company to complete the construction of coking ovens through the inclement weather.

Additionally, SinoCoking has completed the construction of the quench tower, which is also a key element of the facility.  The quench tower is designed and engineered to cool high temperature exhaust gases to the saturation temperature using water vapor, a process during which efficient cooling and cleaning of the gases can be achieved.

The Company has made significant progress on the construction of the coke blending and screening portions of the facility.  Following equipment installation and testing, the Company will begin its work on the by-product recovery portion of the facility (i.e., benzene, tar and thiamine).

The Company plans to provide updated pictures of the construction of the coking facility in early January 2012.

Mining Activities
Due to an accident at one of the mines owned by Yima Coal Group, a state-owned enterprise and one of the six provincial level consolidators in Henan, all mid-scale mines are required to undergo mandatory safety checks and inspections by relevant authorities before receiving clearance to resume coal mining operations.  This requirement applies to all SinoCoking mines, including Hongchang and Xingsheng coal mines which were previously awaiting governmental confirmation to resume operations.  At present, the Company expects to receive clearance for its four coal mines in spring 2012.

SinoCoking’s Chairman and CEO, Jianhua Lv noted, “We are disappointed that factors beyond our control caused delays in the completion of the new coking facility and the resumption of coal mining operations at full capacity.  We have a dedicated team of construction workers, technicians and engineers who are working around the clock to expedite the construction of the coking facility and we will continue to provide investors with updates until construction is completed.  Additionally, we are working closely with authorities in hopes that the permits and clearance notices for our four mines can be expedited so that we can resume coal mining operations at full capacity as soon as possible.”

About SinoCoking
SinoCoking and Coke Chemical Industries, Inc., a Florida corporation, is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., Baofeng Shuangrui Coal Mining Co., Ltd., Baofeng Xingsheng Coal Mining Co., Ltd. and Baofeng Shunli Coal Mining Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statement
This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans", "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think", "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates.

Contact:
SinoCoking	Investor Relations Counsel:
Sam Wu, Chief Financial Officer	The Equity Group Inc.
+ 86-375-2882-999	Lena Cati
sinocoking@sina.com	lcati@equityny.com / (212) 836-9611
www.sinocokingchina.com	www.theequitygroup.com